Exhibit 99.1

ROMEO POWER REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

Accelerates revenue growth and commercialization as average daily production rates increase
Reiterates full-year 2022 revenue guidance supported by growing diversity of customer relationships across previously untapped markets

5/9/2022

LOS ANGELES -- (BUSINESS WIRE) -- Romeo Power, Inc. (“Romeo Power” or the “Company”) (NYSE: RMO), an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications, today announced its financial results for the fiscal first quarter ended March 31, 2022.

Quarterly Financial Highlights

•Delivered total revenues of $11.6 million, in-line with the Company’s annual expectations
•Supported by product revenues of $11.4 million, an increase of $10.8 million compared to the first quarter 2021
•Revenue growth was driven primarily by increased delivery levels, as the Company continued to satisfy major supply contracts and expanded production capacity
•Captured improved fixed cost leverage and manufacturing scale as production volumes continue to increase
•Current backlog of $412.0 million based on minimum purchase commitments as of quarter end

Recent Business Updates

•Continued to expand scope of Romeo Power’s total addressable market, pursuing a broad range of potential customer relationships across previously untapped markets, with expanded vehicle types and electrification opportunities
•Selected by a U.S. manufacturer of Low-Speed Electric Vehicles (LSEVs) as the sole provider of lithium-ion batteries for its next generation vehicle
•Shipped first production pedigree packs to a key customer that manufactures fully electric heavy-duty commercial vehicles
•Forged relationship with bus and heavy-duty truck EV powertrain manufacturer, Wrightspeed Inc., to build “Powertrain in a Crate” kits, using Romeo Power’s high-capacity battery pack and module technology
•Awarded the first phase of a multi-phase commercial program with Indigo Technologies, an automotive OEM specializing in lightweight electric vehicles for rideshare and delivery driving
•Announced a three-year extension of an existing supply agreement with one of Romeo’s long-standing customers, with a minimum contractual commitment valued at approximately $17 million and additional upside potential over the same time period
•Delivered units to four new pilot customers, two of which were previously restricted prior to the acquisition of the Company’s former joint venture earlier this year
•Accelerated growth and commercialization by increasing 2022 average daily module production rates by up to 75% over the fourth quarter of 2021
•Added a third shift to Vernon, CA facility to support execution against the Company’s current backlog
•Drove significant operations and production throughput enhancements by continued focus on process improvement and manufacturing capacity expansions
•Met major milestones in the transition of operations to the Company’s new state of the art manufacturing facility in Cypress, California

Management Commentary

Susan Brennan, Chief Executive Officer of Romeo Power, commented: “The first quarter of 2022 marked solid progress and a continuation of the momentum we began driving in the second half of last year. We accelerated our commercial production ramp and increased daily production rates substantially. This allowed for improved deliveries of our leading battery pack technology to customers, thus positioning our Company for continued operational and commercial success. These improved production rates and throughput have not only been crucial in establishing and supporting the foundation for our growth trajectory, but have also allowed Romeo to capture scale and drive a meaningful decline in operating costs relative to our revenues. We expect to continue benefitting from our enhanced operating capabilities and improved processes as we move closer to having all of our operations and R&D under one roof at our state of the art facility in Cypress, California.”

“On the commercial front, we have also made meaningful strides to support our growth and corporate development. In the first quarter we successfully finalized a multi-year supply agreement extension and enhancement with a leading commercial vehicle customer, entered into a new multi-phase commercial program with an automotive OEM to power rideshare and delivery vehicles, and began shipping the first production of 80 kWh pedigree packs to a key customer manufacturing heavy-duty EVs. We are encouraged by the traction we are gaining in attracting new customers and pilot programs, while opening up discussions with a broad range of other vehicle providers that are interested in how our leading battery technology and battery management systems can create value in the rapidly expanding market for electrification,” said Brennan.

Brennan concluded, “While we made marked strides executing against our areas of immediate focus, we remain committed to making the necessary steps to best position the Company for long-term success and shareholder value creation. We will remain diligent in the refinement of our operational performance, establishing operational processes and capacity enhancements that will facilitate our production and further strengthen our revenue trajectory. We have leading proprietary technology that is being recognized by multiple industries, and we will leverage that superior performance and capabilities into improved value and financial performance alongside the quickly expanding market for electrification and EV battery technology. 2022 will be a transformative year for Romeo Power, and we look forward to updating you on the exciting progress we are making as we power the next generation of electric vehicles.”

Liquidity and Balance Sheet

•The Company ended the first quarter with cash and cash equivalents and investments of $66.9 million
•Completed acquisition of BorgWarner’s interest in the joint venture between Romeo Power and BorgWarner during the quarter for a total consideration of approximately $37 million, including direct costs to close the transaction
•Raised approximately $25 million through common stock standby equity line of credit during the quarter
•Continue to pursue additional equity financing sources to complement previously announced common stock standby equity line of credit with Yorkville Advisors

2022 Outlook

Based on the Company’s current backlog and commercial outlook, Romeo Power reaffirmed the following outlook for fiscal year 2022 ending December 31, 2022:

•Total Revenue to range between $40 million to $50 million

Kerry Shiba, Chief Financial Officer of Romeo Power, concluded, “Given our commercial momentum and growing diversity of electrification opportunities, we are reaffirming our previously announced expectations for between $40 to $50 million of revenue in fiscal 2022. While the completion of the purchase of our prior joint venture was a significant use of capital during the period, it brought us full control of our valuable intellectual property, as well as our research and development focus. It also has allowed us to pursue a broader range of strategic and customer engagements that were previously restricted during our prior partnership, which is evidenced by the accelerated pace of commercial announcements we’ve had over the last few months. During the quarter, we continued to make thoughtful investments in the business, focused on supporting our growing commercial opportunities and strengthening the foundation for long-term growth. This included the buildout of our new Cypress, CA facility, and the addition of critical production and commercial personnel. To support these continued efforts, we have filed our proxy statement for the 2022 annual meeting of our stockholders, which includes two capital-related proposals that are important to support Romeo’s path forward and future growth. We’ve made strong progress in revitalizing the foundation of our organization in a short period of time, and believe we remain well positioned to help our growing customer base leverage our valuable technologies in the electrification and clean technology ecosystem.”

Conference Call Information

Romeo Power will host a conference call to discuss these financial and operational results at 2:00 p.m. U.S. Pacific Time (5:00 p.m. U.S. Eastern Time), on May 9, 2022. Participating on the call will be Susan Brennan, President and Chief Executive Officer, Kerry Shiba, Chief Financial Officer, Anne Devine, Chief Operating Officer, Dr. AK Srouji, Chief Technology Officer,

and Lauren Webb, Chief Strategy and Commercial Officer of Romeo Power. To access the conference call, parties should visit the events section of the Investor Relations website at https://investors.romeopower.com/. A recording of the webcast will also be available following the conference call.

About Romeo Power, Inc.

Founded in 2016 and headquartered in Los Angeles, California, Romeo Power (NYSE: RMO) is an energy technology leader delivering advanced electrification solutions for complex commercial vehicle applications. The Company’s suite of advanced battery electric products, combined with its innovative battery management system, delivers the safety, performance, reliability and configurability its customers need to succeed. To keep up with everything Romeo Power, please follow the Company on social media @romeopowerinc or visit www.romeopower.com.

Disclosures & Forward Looking Statements

Romeo Power files reports with the Securities and Exchange Commission (the “SEC”), which are available on the Company’s website under “Investor Relations” free of charge. This includes Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after the Company electronically files such materials with or furnishes them to the SEC. The SEC also maintains an Internet site that contains Romeo Power’s reports, proxy and information statements, and other information at www.sec.gov.

Certain statements in this press release may constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, express or implied statements concerning Romeo Power’s ability to develop or sell new products, or to pursue customers in new product or geographic markets, Romeo Power’s expectations regarding its future financial performance, the demand for safe, effective, affordable and sustainable EV products, Romeo Power’s ability to produce and deliver such products on a commercial scale, and Romeo Power’s expectations that its customers will adhere to contracted purchase commitments on the currently expected timeframe are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Romeo Power’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Romeo Power’s ability to execute on its plans to develop and market new products and the timing of these development programs; Romeo Power’s ability to increase the scale and capacity of its manufacturing processes; Romeo Power’s estimates of the size of the markets for its products; the rate and degree of market acceptance of Romeo Power’s products; the success of other competing technologies that may become available; Romeo Power’s ability to identify and integrate acquisitions; Romeo Power’s potential need for and ability to secure additional capital; the performance of Romeo Power’s products and customers; potential litigation involving Romeo Power; demand for battery cells and supply shortages; the potential effects of COVID-19; and general economic and market conditions impacting demand for Romeo Power’s products. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s filings with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from those implied by our forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Romeo Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Investors:
Joe Caminiti or Ashley Gruenberg
Alpha IR Group
RMO@alpha-ir.com
312-445-2870
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